Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001 relating to the financial statements and financial statement schedules, which appear in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


New York, New York
October 19, 2001